UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Expeditors International of Washington, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EXPEDITORS INTERNATIONAL

OF WASHINGTON, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 4, 2011

To the Shareholders of Expeditors International of Washington, Inc.

The Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Company”) will be held at 2:00 in the afternoon, on Wednesday, May 4, 2011, at the Company’s offices located at 1015 Third Avenue, Seattle, Washington, for the following purposes:

(1)	To elect eight (8) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified (page 3);

(2)	To approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers (page 31);

(3)	To conduct a non-binding vote on the frequency of a non-binding vote on compensation of the Company’s Named Executive Officers (page 34);

(4)	To approve and ratify the adoption of the 2011 Stock Option Plan (page 34);

(5)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 (page 39); and

(6)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 7, 2011, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 4, 2011.

The Proxy Statement and Annual Report are available to the Company’s registered holders and employee stock purchase plan participants at www.envisionreports.com/expd and to the Company’s beneficial holders at www.edocumentview.com/expd.

By Order of the Board of Directors

/s/ Peter J. Rose

Peter J. Rose

Chairman of the Board and Chief Executive Officer

Seattle, Washington

March 18, 2011

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope; or submit your vote and proxy by telephone or by Internet in accordance with the instructions on your proxy card. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying proxy statement.

EXPEDITORS INTERNATIONAL

OF WASHINGTON, INC.

1015 Third Avenue, 12th Floor

Seattle, Washington 98104

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 4, 2011

INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the “Company”) for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 4, 2011, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 7, 2011 (the “Record Date”) will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company’s 2010 Annual Report to Shareholders will be made available to shareholders on or about March 21, 2011, on request.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted:

(1)	FOR all of the nominees for the Company’s Board of Directors listed in this Proxy Statement and in the form of proxy;

(2)	FOR a non-binding resolution approving compensation of our Named Executive Officers;

(3)	FOR an annual vote on compensation of Named Executive Officers; and

(4)	FOR approval and ratification of the 2011 Stock Option Plan;

(5)	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the non-binding vote on compensation of Named Executive Officers and frequency of such vote and the approval and ratification of the 2011 Stock Option Plan. If you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting.

VOTING SECURITIES

The only outstanding voting securities of the Company are shares of Common Stock, $.01 par value (the “Common Stock”). As of the Record Date, there were 212,035,139 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

Under Washington law and the Company’s bylaws, if a quorum is present, the eight nominees for election to the Board of Directors who receive the majority of the votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees and therefore will have no effect on the outcome of the election.

With respect to the proposals to approve the non-binding resolution approving the compensation of Named Executive Officers, to approve the 2011 Stock Option Plan and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, such proposals will be approved if the votes cast by persons present at the Annual Meeting or represented by proxy in favor of the proposal exceed the votes cast against such proposal. Abstentions and broker non-votes will not be counted either in favor or against such proposals and, therefore, will have no effect on the outcomes of such proposals. The frequency (every one, two, or three years) receiving the highest number of votes will be deemed to be the choice of the shareholders with respect to the non-binding vote on the frequency of voting with respect to the compensation of the Company’s Named Executive Officers.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted on.

Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company.

The Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 7, 2011, was $47.67 per share.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information, as of March 7, 2011, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	18,807,371	8.8%
100 E. Pratt Street
Baltimore, MD 21202

Black Rock, Inc.(2)	10,613,802	5.0%
40 East 52nd Street
New York, NY 10022

(1)	The holding shown is as of December 31, 2010, according to Schedule 13G/A dated February 14, 2011 filed by T. Rowe Price Associates, Inc. (“Price Associates”), an investment advisor. Price Associates reports that it has sole voting power with respect to 6,002,629 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	The holding shown is as of December 31, 2010, according to Schedule 13G/A dated January 21, 2011 filed by Black Rock, Inc., a parent holding company.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s bylaws require a Board of Directors composed of not less than six nor more than nine members. A Board of Directors consisting of eight directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Any vacancy resulting from the non-election of a director may be filled by the Board of Directors. The Board of Directors has unanimously approved the nominees named below. All nominees are members of the current Board of Directors.

Majority Vote Standard for Director Elections

The Company’s bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. A share which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. An incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation. Under the Company’s resignation policy, any director who does not receive a majority vote in an uncontested election will resign immediately.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in the Company’s bylaws. The Nominating and Governance Committee will consider promptly whether to fill the position of a nominee who fails to receive a majority vote in an uncontested election and may make a recommendation to the Board of Directors about filling the position. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who fails to receive a majority vote for election will participate in the Nominating and Governance Committee recommendation or Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) any may in the interim fill one or more positions with the same director(s) who will continue in office until their successors are elected.

Nominees

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the eight nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified or until the directors’ earlier death, resignation, removal or termination of term.

The following persons are nominated to serve as directors until the Company’s 2010 Annual Meeting of Shareholders:

Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991. Mr. Rose’s qualifications to serve on our Board of Directors include his nearly 50 years of experience in the international transportation industry and his many years of senior management and director experience. Mr. Rose is the father-in-law of Jeffrey S. Musser, the Company’s Executive Vice President and Chief Information Officer.

James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd., the Company’s former exclusive Taiwan agent, since September 1981. In October 1988, Mr. Wang became a director of the Company and its Director-Far East, and Executive Vice President in January 1996. In May 2000, Mr. Wang was elected President-Asia Pacific. Mr. Wang’s qualifications to serve on our Board of Directors include his nearly 40 years of experience in the international transportation industry, primarily in Asia, and his many years of senior management and director experience.

R. Jordan Gates joined the Company as its Controller-Europe in February 1991. Mr. Gates was elected Chief Financial Officer and Treasurer of the Company in August 1994 and Senior Vice President-Chief Financial Officer and Treasurer in January 1998. In May 2000, Mr. Gates was elected Executive Vice President-Chief

Financial Officer and Treasurer. Mr. Gates was also elected as a director in May 2000. In January 2008, Mr. Gates was elected President and Chief Operating Officer of the Company. Mr. Gates’ qualifications to serve on our Board of Directors include his over 20 years of experience in the international transportation industry, primarily in accounting, finance and operations, and his many years of senior management and director experience.

Mark A. Emmert became a director of the Company in May 2008. Since 2010 he has been President of the National Collegiate Athletic Association. From 2004 to 2010 Dr. Emmert served as the President of the University of Washington and is now President Emeritus. He also continues to hold a faculty appointment in the UW’s Evans School of Public Affairs. Prior to the UW, he was chancellor of Louisiana State University. He also served as the chancellor of the University of Connecticut and held administrative and academic positions at the University of Colorado and Montana State University. Dr. Emmert is currently on the Board of Directors of the Weyerhaeuser Company and is a Life Member of the Council on Foreign Relations and a Fellow of the National Academy of Public Administration. Dr. Emmert’s qualifications to serve on our Board of Directors include his many years of experience in the administration of educational and personnel development programs, as well as his expertise in the leadership and management of complex operations with rigid public oversight requirements.

Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains and the Great Atlantic and Pacific Tea Company. Mr. Kourkoumelis’ qualifications to serve on our Board of Directors include his over 20 years of senior leadership, financial and management experience in a public corporation environment with multiple locations with a primary focus on providing superior customer service.

Michael J. Malone has been a director of the Company since August 1999. Mr. Malone is the retired Chairman and Chief Executive Officer of AEI/DMX Music, a $150 million, multinational music programming and distribution company that he founded in 1971 and subsequently sold via merger to Liberty Media, Inc. in May, 2001. From the May, 2001 merger through February 7, 2005, Mr. Malone served as Chairman of Maxide Acquisition, Inc., the holding company for DMX Music, Inc. and a subsidiary of Liberty Media Corporation. On February 14, 2005, Maxide Acquisition, Inc. filed for Chapter 11 protection with the U.S. Bankruptcy Court for the District of Delaware. Mr. Malone currently has interests in several premium hotels and restaurants, including the Sorrento Hotel. He is also currently Principal of Hunters Capital, LLC, a Northwest Real Estate Development and Management Company. Mr. Malone’s qualifications to serve on our Board of Directors include his entrepreneurial skills, as well as his over 20 years of senior leadership and management experience with international operations in a business driven by customer service.

John W. Meisenbach became a director of the Company in November 1991 and was appointed Chair of the Compensation Committee in May 2010. Since 1962, Mr. Meisenbach has been the President of MCM, a financial services company. He currently serves on the Board of Directors of Costco Wholesale Corporation, a wholesale membership store chain and M Financial Holdings, a financial services organization. Mr. Meisenbach is a trustee of the Elite Fund, an investment company; Seattle University, a private university; and Seattle Children’s Hospital, a child health care and pediatric center. He is active in numerous industry and civic organizations including the United Way of King County; Global Partnerships; Medical Teams International; and Zion Preparatory Academy. Mr. Meisenbach’s qualifications to serve on our Board of Directors include his over 40 years of senior leadership and management experience in the customer oriented financial services industry, including venture capital, employee benefits and business financing.

Robert R. Wright became a director of the Company in May 2008, was appointed Chair of the Audit Committee in May 2009 and Lead Director in May 2010. Since 2002, Mr. Wright has been the President and Chief Executive Officer of Matthew G. Norton Co., a real estate investment, development and management firm based in Seattle, Washington. Prior to joining Matthew G. Norton, Mr. Wright was the Regional Managing Partner of Tax for Arthur Andersen and the Chief Financial Officer of Brinderson Ltd., a construction and real estate development company. He currently serves on the Board of Directors for two privately held companies, Matthew G. Norton Co. and Stimson Lumber Company. Mr. Wright’s qualifications to serve on our Board of Directors include his over 20 years of senior leadership and management experience with a focus on the areas of tax, finance and real estate, in private industry and public accounting environment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE FOR ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

There are currently eight members of the Board of Directors, three management directors and five independent non-management directors. The Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. All of the Board committees are comprised solely of the five independent non-management directors. The three management directors have been deliberately excluded from membership on any of the Board’s standing committees. The role of Chairman and Chief Executive Officer was combined when Mr. Rose was appointed to these roles in 1991. Given the structure of the Board of Directors and the Board’s standing committees, where only independent non-management directors are members, the Board believes this structure has been effective thus far in the Company’s operating history due to Mr. Rose’s extensive knowledge of our business and industry, his sound understanding of our business strategy, and his corporate and board experience and leadership skills, which promote board communication, governance, continuity and appropriate oversight. The topic of the combined role of Chairman and Chief Executive Officer is ultimately within the purview of the members of the Board of Directors and is reassessed periodically. The Board created the role of Lead Independent Director (“Lead Director”) in May 2010. The independent non-management directors hold executive sessions at every Board meeting and at such other times as the Board deems appropriate.

Management is responsible for the assessment and management of risk and brings to the attention of the Board the most material risks to the Company. The Board of Directors provides oversight and guidance to management regarding the material risks. Further, the Board has delegated oversight responsibilities for certain areas of risk to its three standing committees as described below. The Board and its committees regularly discuss with management the Company’s strategies, goals and policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor and control such exposures. The Board of Directors believes that the risk management processes in place for the Company are appropriate. Despite the fact that our Chairman and Chief Executive Officer positions are combined, we believe that the active oversight role played by our Lead Director as well as our Board Committees, which consist solely of independent directors, provides the appropriate level of independent oversight within our Company.

Lead Independent Director

On May 5, 2010, the Board of Directors appointed Robert R. Wright to the role of Lead Director. As Lead Director, Mr. Wright is responsible for: (1) presiding at all meetings of the Board if/when the Chairman is not able to be present; (2) presiding at executive sessions of the independent directors; (3) advising the Chairman and Chief Executive Officer as to Board agenda items and meeting dates; (4) being a liaison between the Chairman and Chief Executive Officer and the independent directors; and (5) any other duties as requested by the Board.

Board and Committee Meetings

The Board of Directors of the Company held five meetings during the year ended December 31, 2010 and transacted business on two occasions during the year by unanimous written consent.

The Board of Directors has determined that Messrs. Kourkoumelis, Malone, Meisenbach, Wright and Dr. Emmert, meet the independence standards as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NASDAQ Stock Market.

Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served. While the Company has no established policy requiring directors to attend the Annual Meeting, historically, and in 2010, all members were in attendance.

The following table shows the current membership of each committee and the number of meetings held by each committee during the year ended December 31, 2010:

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter J. Rose	X
James L.K. Wang	X
R. Jordan Gates	X
Mark A. Emmert*	X	X	X	X
Dan P. Kourkoumelis*	X	X	X	X
Michael J. Malone*	X	X	X	X
John W. Meisenbach*	X	X	X	X
Robert R. Wright*	X	X	X	X
Fiscal 2010 meetings	5	6	5	3

*	Independent Non-Management Director

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which consists of Messrs. Kourkoumelis, Malone, Meisenbach, Wright and Dr. Emmert. Mr. Wright was elected Chairman on May 6, 2009 and the Board of Directors has determined that he is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is independent under the NASDAQ independence standards applicable to audit committee members.

The function of the Audit Committee is set forth in the Audit Committee Charter, which was amended on February 22, 2010 and can be found on the Company’s website at www.investor.expeditors.com. In general, these responsibilities include meeting with the internal financial and audit staff of the Company and members of the independent registered public accounting firm engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company’s financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee has sole authority to appoint, retain, determine funding for, and oversee the Company’s independent registered public accounting firm. The Audit Committee also pre-approves all services to be provided by the Company’s independent registered public accounting firm.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee (the “Nominating Committee”), which consists of Messrs. Kourkoumelis, Malone, Meisenbach, Wright and Dr. Emmert.

The Nominating and Corporate Governance Committee Charter can be found on the Company’s website at www.investor.expeditors.com, states that the Nominating Committee will assist the Board of Directors by (i) identifying individuals qualified to become members of the Board of Directors, and to recommend the director nominees for the election to be held at the next annual meeting of shareholders; (ii) identifying individuals qualified to become members in the event of a vacancy, and to recommend to the Board of Directors qualified individuals to fill any such vacancy; (iii) recommending to the Board of Directors, on an annual basis, director nominees for each Board of Directors committee; and (iv) providing a leadership role with respect to corporate governance of the Company.

Director Nomination Process

The Policy on Director Nominations, which was amended and restated on March 7, 2010 and can be found on the Company’s website at www.investor.expeditors.com, describes the process by which director nominees are selected by the Nominating Committee, and includes the criteria the Nominating Committee will consider in determining the qualifications of any candidate for director. Among the qualifications, qualities and skills of a candidate considered important by the Nominating Committee are a candidate’s integrity, ethical character, business judgment, professional experience, expertise, and diversity in experiences and perspectives. Also of consideration and interest in director nominees are the experiences that personal diversity, including ethnicity, gender and education can add to the Board of Directors. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

As a global company, our organization is comprised from top to bottom of people from diverse backgrounds, with over 12,000 employees worldwide, representing more than 60 countries. As a result, the Nominating Committee seeks director candidates with a wide diversity of business and professional experience, skills, gender and ethnic background, which when taken as a whole, will provide the necessary experience, background and leadership to oversee Expeditors. We believe our current Board of Directors has considerable diversity in business backgrounds and education, as well as cultural and ethnic diversity. Our directors are citizens of three different countries, including one director who is a national of the Republic of China (Taiwan), which we believe has been very valuable due to the level of business that is conducted by our offices in China and Asia. As new Board positions are filled, the Nominating Committee will actively seek directors that might allow our Board to benefit from potentially different perspectives arising from gender diversity and further ethnic and cultural diversity on the Board. When considering nominations, including nominations from shareholders, the Nominating Committee will seek qualified candidates with gender, ethnic and cultural diversity within its current Board members’ community and professional networks. In the event a search firm is utilized, the firm will be specifically instructed to actively seek qualified candidates with gender, ethnic and cultural diversity. The Nominating Committee at least annually reviews the director nomination procedures to assess the effectiveness of its policies.

The Nominating Committee considers candidates for director who are recommended by its members, by management, and by search firms retained by the Nominating Committee. In addition, the Nominating Committee will evaluate candidates proposed by any single shareholder or group of shareholders that has beneficially owned more than five percent of the Company’s common stock for at least one year and that satisfies certain notice, information and consent provisions in the Company’s Policy on Director Nominations (such individual or group, the “Qualified Stockholder”). In addition, a shareholder may nominate a candidate for election to the Board of Directors if the shareholder complies with the notice, information and consent provisions of Article II of the Company’s Amended and Restated Bylaws which can be found on the Securities and Exchange Commission website at www.sec.gov filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on or about November 4, 2010. As required by the Company’s Bylaws, the notice must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The Nominating Committee evaluates all candidates (whether identified internally, by a Qualified Stockholder, or nominated by a shareholder), including incumbent directors, in accordance with the criteria described above and in the Policy on Director Nominations. All candidates for director who, after evaluation, are then recommended by the Nominating Committee and approved by the Board of Directors will be included in the Company’s recommended slate of director nominees in its proxy statement.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors and the procedures for doing so are located on the Company’s website at www.investor.expeditors.com. Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found on the Company’s website at www.investor.expeditors.com.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee which consists of Messrs. Kourkoumelis, Malone, Meisenbach, Wright and Dr. Emmert. Mr. Meisenbach was elected Chairman on May 5, 2010. The function of the Compensation Committee includes consultation with management in establishing the Company’s general policies relating to senior management compensation; overseeing the implementation of short and long-term compensation programs for senior management, and ensuring that incentive compensation programs are consistent with the Company’s annual and long-term performance objectives and do not encourage unnecessary or excessive risk taking by employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company’s stock option plans. The Compensation Committee Charter can be found on the Company’s website at www.investor.expeditors.com.

No member of the Compensation Committee is or has been an officer or employee of the Company and none had any interlocking relationships with any other entities of the type that would be required to be disclosed in this Proxy Statement other than one relationship related to Dr. Emmert disclosed under the caption “Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

The Audit Committee has continuously functioned since it was established in 1984 by action of the Board of Directors. The function of the Audit Committee is set forth in an Audit Committee charter (the “Audit Charter”) which was adopted by action of the Board of Directors on May 3, 2000 and was amended on February 22, 2010, and can be found on the Company’s website at www.investor.expeditors.com.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, selected each year by the Audit Committee, is responsible for performing an independent audit of the Company’s consolidated financial statements, and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. As described in the Audit Charter, the Audit Committee’s responsibility is generally to monitor and oversee these processes. Each member of the Audit Committee was and is independent of management according to both the letter and spirit of the applicable rules.

In addition to its other responsibilities under the Audit Charter, the Audit Committee has reviewed and discussed with management of the Company the Company’s audited consolidated financial statements for the year ended December 31, 2010. The Audit Committee has discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2010, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the auditor’s independence from the Company and its management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert R. Wright, Chairman
Mark A. Emmert Dan P. Kourkoumelis
Michael J. Malone
John W. Meisenbach

DIRECTOR COMPENSATION

Historically, the Company has used a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. On June 1, 2007, all remaining stock options authorized under the 1993 Directors’ Stock Option Plan were granted to the outside independent members of the Company’s Board of Directors. On May 7, 2008, the shareholders approved the 2008 Directors’ Restricted Stock Plan. In setting director compensation, the Company considers the amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required as members of the Board.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2010, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $10,000 and $1,000 per day for meetings and operational reviews. Mr. Wright was paid an additional retainer of $75,000 for his role as Lead Director.

2008 Directors’ Restricted Stock Plan

The 2008 Directors’ Restricted Stock Plan is only for the benefit of the outside independent directors. Each outside independent director receives $200,000 worth of the Company’s restricted stock on June 1st of each year. The stock vests ratably over 12 months and dividends are forfeited until all shares for that grant year have been fully vested. On June 1, 2010, each independent director received 5,347 shares with a fair value of $37.40 per share. The taxation ramifications for the issuance of these shares are the sole responsibility of each outside director.

Stock Option Program

Prior to 2008, on June 1st of each year, each non-employee director received a stock option grant of 32,000 shares at the closing market price on the date of grant. Until an option is exercised, shares subject to options cannot be voted and do not receive dividends or dividend equivalents.

Director Summary Compensation Table for the Fiscal Year Ended December 31, 2010

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Mark A. Emmert(2)	$15,000	$199,978	—	—	—	$214,978
Dan P. Kourkoumelis(3)	$16,000	$199,978	—	—	—	$215,978
Michael J. Malone(4)	$16,000	$199,978	—	—	—	$215,978
John W. Meisenbach(5)	$16,000	$199,978	—	—	—	$215,978
Robert R. Wright(6)	$99,000	$199,978	—	—	—	$298,978

(1)	This column represents the aggregate grant date fair value of restricted shares granted in 2010. The fair value of restricted stock awards is based on the fair market value of the Company’s shares of common stock on the date of grant.

(2)	As of December 31, 2010 there were 2,229 unvested restricted shares held by Dr. Emmert.

(3)	As of December 31, 2010 there were 224,000 option awards and 2,229 unvested restricted shares held by Mr. Kourkoumelis.

(4)	As of December 31, 2010 there were 160,000 option awards and 2,229 unvested restricted shares held by Mr. Malone.

(5)	As of December 31, 2010 there were 64,000 option awards and 2,229 unvested restricted shares held by Mr. Meisenbach.

(6)	As of December 31, 2010 there were 2,229 unvested restricted shares held by Mr. Wright.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each Director, of each of the Named Executive Officers described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 7, 2011. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name	Age	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Nominees:
Peter J. Rose(1)	67	1,219,914	*
James L.K. Wang(2)	63	549,746	*
R. Jordan Gates(3)	55	552,959	*
Mark A. Emmert(4)	58	9,286	*
Dan P. Kourkoumelis(5)	59	310,147	*
Michael J. Malone(6)	66	214,995	*
John W. Meisenbach(7)	74	148,901	*
Robert R. Wright(8)	51	14,995	*

Additional Named Executives Officers:
Robert L. Villanueva(9)	58	237,744	*
Bradley S. Powell	50	1,441	*

All Directors and Executive Officers as a group (20 persons)(10)		4,940,010	2.33%

*	Less than 1%

(1)	Includes 60,143 shares subject to purchase options exercisable within sixty days.

(2)	Includes 367,500 shares subject to purchase options exercisable within sixty days.

(3)	Includes 153,750 shares subject to purchase options exercisable within sixty days.

(4)	Includes 4,901 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2011.

(5)	Includes 224,000 shares subject to purchase options exercisable within sixty days and 4,901 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2011.

(6)	Includes 160,000 shares subject to purchase options exercisable within sixty days and 4,901 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2011.

(7)	Includes 64,000 shares subject to purchase options exercisable within sixty days and 4,901 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2011.

(8)	Includes 4,901 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2011.

(9)	Includes 71,708 shares subject to purchase options exercisable within sixty days.

(10)	Includes 1,858,455 shares subject to purchase options exercisable within sixty days and 24,505 restricted shares for which the directors have sole voting power, but dispositive power is restricted through May 31, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors (all of whom are independent, non-employee directors) has responsibility for the determination and oversight of:

•	Base salaries for Executive Officers, which are set annually.

•

The Company’s executive non-equity incentive compensation program (the 2008 Executive Incentive Compensation Plan), as approved by shareholders in 2008. This oversight includes approving participants of the executive non-equity incentive compensation program as well as the percentage each participant will receive of amounts available for distribution under the program and authorizing the actual payments of the non-equity incentive compensation program before they occur.

•

The Company’s equity compensation programs, consisting of both non-qualified and incentive stock option grants. This oversight includes recommending the amount of total options to be submitted for shareholder approval via the Company’s annual proxy statement, as well as approving the amounts of stock options awarded to each employee, particularly the Company’s Executive Officers.

•	Employment agreements with Executive Officers, including the Chief Executive Officer’s post-retirement services agreement.

Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table on page 27 are referred to as the “Named Executive Officers”. The term Executive refers to individuals who are Executive Officers or are otherwise participants in the executive non-equity incentive compensation program, but are not Named Executive Officers. The term senior management includes all Named Executive Officers, Executive Officers and other officers of the Company.

General Philosophy and Objectives

We believe that our compensation programs, which have been in place since the Company became a publicly traded entity, are one of the unique characteristics responsible for differentiating our performance from that of many of our competitors. Throughout the Company’s history, our managers, including our most senior managers, have been compensated through a combination of three basic compensation techniques. These consist of:

1.	A fixed and modest base salary, one that is intended to be substantially lower (50-92% lower in cases of Executive Officers) than comparable base salaries for similar positions in our industry;

2.	A broad-based equity compensation program in the form of stock option grants made to individual employees; and

3.	A non-equity incentive compensation program based upon a fixed percentage of the cumulative operating results of the business unit controlled by each key employee, with no upper limit on the potential dollar amount that can be earned through sustained business growth.

The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in the contribution to Company profits. Key elements of this compensation philosophy include:

1.	Encouraging each manager to think and act as an entrepreneur;

2.	Establishing compensation levels that are not perceived as being arbitrary;

3.	Developing financial rewards that are team-oriented; and

4.	Closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.

Using this compensation model, changes in individual incentive compensation will occur in proportion to changes in Company profits, creating a direct alignment between corporate performance and shareholder interests. The effectiveness of this alignment is demonstrated by comparing the year-over-year impact on 2010, 2009 and 2008 management bonuses. The Company’s operating income in 2010 was 42% higher than the amount reported in 2009. Bonuses earned by field and corporate management in 2010 were also both up 35% as compared with 2009. The Company’s operating income was 19% lower in 2009 compared to 2008 and bonuses earned also declined by 19%. The Company’s management incentive compensation programs have always been incentive-based and performance driven and there is no built-in bias that favors or enriches management in a manner inconsistent with overall corporate performance. The non-equity incentive compensation program is intended to provide the largest component of Executive compensation.

Due to the fact that the non-equity incentive compensation program is based on cumulative operating income, any operating losses that are incurred must be recovered from future operating profits before any amounts will be due to participating Executives. Since the most significant portion of management compensation comes from the incentive bonus programs, the Company believes that this cumulative feature is a disincentive to excessive risk taking by its managers. No one individual has the authority to commit the Company to excessive risk taking. Due to the nature of the Company’s services, the operating cycle is short. The outcome of any higher risk transactions, such as overriding established credit limits, would be known in a relatively short time frame. Management believes that when the potential and certain impact on the bonus is fully considered in light of this short operating cycle, the potential for short term gains that could be generated by engaging in risky business practices is sufficiently mitigated to discourage excessive and inappropriate risk taking. Management believes that both the stability and the long term growth in revenues, net revenues and net earnings are a result of the incentives inherent in the Company’s compensation program.

We do not employ third-party compensation consultants and our benchmarking activities are limited to reviewing base salaries and other current compensation information and practices disclosed by certain U. S. publicly traded companies in the logistics and transportation industry. This limited benchmarking has not altered our compensation programs, policies or decisions but does annually confirm certain comparative disclosures, such as base salaries of our Named Executive Officers compared to base salaries for similar positions in our industry, and that our compensation package offered to executives is competitive and gives our executives the opportunity to earn superior levels of compensation. Certain information from the Proxy Statements’ of CH Robinson Worldwide, Inc., FedEx Corporation, Forward Air Corp., Hub Group, Inc., Landstar System, Inc., Ryder System, Inc., United Parcel Services, Inc. and UTi Worldwide, Inc. were reviewed for comparison purposes. While most of these companies are not necessarily comparable in size to our Company, some are significantly larger and others considerably smaller, the Compensation Committee believes this information is useful for the limited comparisons described above.

It is the opinion of both the Compensation Committee and the Company’s management that the manner and degree to which each of these components has been utilized in combination with the others has had a direct impact on the Company’s long-term financial performance. Furthermore, we believe that this combined compensation program has a proven track record of aligning both the long-term and short-term interests of our Company’s Executives with the long-term interests of our Company’s shareholders.

Targeted Overall Compensation.    Management does not believe that compensation targets, per se, are consistent with the underlying compensation philosophy utilized by the Company. The Company does, however, recognize that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the Executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified Executives and employees. The Compensation Committee considers the competitiveness of the entire compensation package of an Executive Officer relative to that paid by similar companies when evaluating the adequacy of the base salaries, percentage allocation of the non-equity incentive compensation program and grants of stock options. The Company’s objective is to offer a total compensation package which gives the Executive the opportunity to be paid at a level which the Company believes to be superior to that offered by the Company’s competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results which are superior to those of the Company’s competitors.

Based on the Company’s general philosophy and objectives described above, hypothetical targets for the overall compensation for Executives and other managers are considered neither useful nor desirable. The Compensation Committee is actively involved in reviewing and approving payments under the non-equity compensation program which are available to each participating Executive, including the Named Executive Officers. These payments are allocated from a pool consisting of 10% of pre-bonus operating income (referred to hereafter as the “pool”). This is done in consultation with the Chairman and Chief Executive Officer. Over time, as the Company has grown, more Executives have been added to this program. The overriding motivation in determining the relative percentage of the pool allocated to each Executive, has not been to target specific levels of compensation. Rather, these allocations of the pool have been made to perpetuate a culture that focuses management’s attention on creating and sustaining long-term profitable earnings growth by rewarding an increasing number of key Executives with a percentage of the Company’s growing profits, which are primarily a function of year-over-year increases in operating income. Both management and the Compensation Committee are committed to keeping this non-equity incentive compensation program intact. With respect to Named Executive Officers, the Compensation Committee administers the non-equity incentive compensation program.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Named Executive Officers as well as base salaries and stock option grants for all Executive Officers (from the total amount of stock options approved annually by the shareholders). These decisions, other than compensation or option grant determinations of the Chief Executive Officer, are made in consultation with the Chairman and Chief Executive Officer, but implementation of all recommendations of the Chairman and Chief Executive Officer requires the formal written approval of the Compensation Committee. With respect to the non-equity incentive compensation program, the Chairman and Chief Executive Officer recommends allocation percentages for all participating Executives, which must be reviewed and approved by the Compensation Committee. Three Executive Officers did not participate in the non-equity incentive compensation program. While their base salary, title and appointment are subject to approval by the Compensation Committee, their portion of non-equity incentive compensation comes from the standard bonus amounts recorded as part of field operations (25% of pre-bonus operating income, after a corporate management fee is levied). Base salaries for each Executive not participating in the non-equity incentive compensation program are recommended by the applicable Named Executive Officer to whom the Executive reports.

Base Salaries.    Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its Executive Officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as to that of the Company. This belief is based on the general knowledge of the Compensation Committee and management of the compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph included in the Company’s Annual Report to shareholders.

We believe that modest, below-market base salaries are a key component in the Company’s compensation strategy. The primary intention of our compensation philosophy is to create a situation where the risks and returns of entrepreneurship are present at each significant level of the Company. Base salaries for all Executive Officers are reviewed and approved by the Compensation Committee, in consultation with the Chairman and Chief Executive Officer, as part of an annual overall review of compensation. The base salary may be changed as the result of the Compensation Committee’s decision that an individual’s contribution, duties, and responsibilities to the Company have changed. Base salaries for Named Executive Officers are typically not adjusted. The base salary of $110,000 per annum for the current Chairman and Chief Executive Officer, for instance, has not changed since assuming that position in 1988. The base salary for all other Named Executive Officers is $100,000 per annum and has not changed in the past five years.

Base salaries for each of the Named Executive Officers for 2010 were as follows:

Name	Position	Base Salary
Peter J. Rose	Chairman and Chief Executive Officer	$110,000
James L.K. Wang	President-Asia Pacific	$100,000
R. Jordan Gates	President and Chief Operating Officer	$100,000
Robert L. Villanueva	President-The Americas	$100,000
Bradley S. Powell	Chief Financial Officer	$100,000

Equity Compensation Programs.     The Company provides an equity compensation program in the form of stock option grants made to individual employees, including Executive Officers, at the discretion of the Compensation Committee. The Company believes that stock option grants afford a desirable, long-term compensation method because they closely align the interests of management with the interests of shareholders. During 2010, the Compensation Committee granted stock options for 2,634,885 shares to 3,609 employees including a Named Executive Officer as shown in the table below. All stock options granted by the Compensation Committee in 2010 were made based upon recommendations by management on the basis of the factors set forth below and endorsed by the Chairman and Chief Executive Officer. As a practice, any option grant recommendations and subsequent option grants to the Chief Executive Officer and the Executive Officers who reported directly to the Chief Executive Officer are made at the sole initiative and discretion of the

Compensation Committee. The Named Executive Officer who received a stock option grant in 2010 was recommended and approved to receive stock options by the Compensation Committee.

The total number of stock options available to be granted in 2010, was determined by an annual shareholder vote as has been done the previous six years. All options issued to employees in 2010 were granted with an exercise price equal to 100% of the closing market price on the grant date and will be 50% vested three years from the date of grant, 75% vested four years from the date of grant, and 100% vested five years from the date of grant and having an expiration date of ten years from the date of grant.

The vast majority of stock option grants are made annually at the meeting of the Board of Directors immediately following the annual shareholders meeting. During 2010, all stock options were granted at the closing market price on the day of the 2010 Annual Meeting of the Board of Directors. These options were granted with an exercise price equal to the closing market price on the date of grant and vested on the same vesting schedule detailed in the previous paragraph. The closing market price is the price at which the Company’s Common Stock was last sold on the NASDAQ Global Select Market on the date in question.

Factors that affect the amount of stock options awarded to employees, including Executive Officers, are as follows:

•	amount of cumulative stock option grants the employee has received;

•	employee performance during the past 12 months, including promotions or other noteworthy accomplishments;

•	time elapsed since previous stock option grants;

•	amount of grants relative to peers within the Company; and

•	tenure with the Company and tenure in most recent position.

Stock options granted to each of the Named Executive Officers in 2010 are as follows:

Name	Position	2010 Stock Option Grants
Peter J. Rose	Chairman and Chief Executive Officer	—
James L.K. Wang	President-Asia Pacific	—
R. Jordan Gates	President and Chief Operating Officer	—
Robert L. Villanueva	President-The Americas	—
Bradley S. Powell	Chief Financial Officer	20,000

Under the Company’s outstanding stock option plans and agreements thereunder, incentive stock options granted under the 2008, 2009 and 2010 Stock Option Plan and non-qualified stock options will terminate upon the first to occur of: (1) expiration of the option; (2) ninety days (or three months in the case of the Company’s 2010 Stock Option Plan and agreements thereunder) following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability. For options granted prior to the Company’s 2008 Stock Option Plan, incentive stock options will terminate upon the first to occur of: (1) expiration of the option; (2) termination of employment, other than result of death or disability; or (3) ninety days following the optionee’s death or cessation of employment.

The Company does not provide employee pension plans except in several isolated instances outside the United States where required to do so by law. The added element of an equity incentive compensation program serves two purposes. First, the program provides the means for funding individual long-term financial goals (such as retirement, children’s education, etc.) by encouraging employees’ long term commitment to creating shareholder value through continued, active service. Second, the program provides a disincentive to management and employees to make short-term business decisions to obtain short-term profits at the expense of long-term corporate and shareholder interests.

Non-Equity Incentive Compensation Program.    The Company has maintained a non-equity incentive compensation program for Executive Officers since its inception. In January 1985, the Compensation Committee fixed the aggregate amount of non-equity incentive compensation under the program to 10% of pre-bonus operating income. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to Executive Officers in each of the years from 1982 to 1984, which approximated 10% of operating income during those years.

The Compensation Committee believes that setting the pool at a fixed percentage of operating income, with fluctuations in amounts paid tied to actual changes in operating income, provides both a better incentive to the Executives than discretionary bonuses or targeted performance goals, and a more direct relationship between each Executive’s incentive compensation and shareholders’ return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the Executive Officers.

On May 7, 2008, the shareholders adopted the 2008 Executive Incentive Compensation Plan (the “2008 Compensation Plan”). The 2008 Compensation Plan recognizes and rewards, on an annual basis, selected Company executives for their contributions to the overall success of the Company and qualifies compensation paid under this Plan as “performance-based compensation” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Compensation Plan replaced the 1997 Executive Incentive Compensation Plan.

All officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the 2008 Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Under the 2008 Compensation Plan, any portion of the pool which is not allocated by action of the Compensation Committee may be allocated to key employees determined to be eligible at the discretion of the Chief Executive Officer. However, allocations made by the Chief Executive Officer cannot increase the compensation of any Named Executive Officer nor can such an allocation cause any individual to become a Named Executive Officer.

Factors that contribute to how much each Executive receives of the non-equity incentive compensation pool are:

•

Historical role within the Company.    The Executives having the two highest percentages of the pool, Peter J. Rose, Chairman and Chief Executive Officer and James L.K. Wang, President—Asia Pacific were founding employees of the Company. The relatively significant portions of this pool awarded to these individuals are in partial recognition of their role as founders and their cumulative experience managing the Company. In addition, each of their shares of the pool reflects the significant influence each has played in maximizing corporate profits and thereby increasing shareholder value, since the Company became a public entity in September of 1984. It should be noted, however, that the relative percentage of the pool for each of these founding employees continues to diminish over time as additional Executives participate in the program. Since 2003, as more participants have been added to the program, the relative percentage of the pool allocated to both Mr. Rose and Mr. Wang decreased by approximately 23% and 26%, respectively. With respect to the other Named Executive Officers, the relative percentages have changed over time due to a variety of factors. The relative percentage allocated Mr. Villanueva has diminished by approximately 8% over this same time period while the relative percentage allocated to Mr. Gates increased 11%. This increase was concurrent with Mr. Gates’ appointment as President and Chief Operating Officer effective January 1, 2008. The portion of the Executive Bonus Pool allocated to the President and Chief Operating Officer in 2010 was 29% less than the percentage allocated to that position in 2003. Mr. Powell joined the Executive Bonus Pool as Chief Financial Officer in October 2008 and the portion allocated to the Chief Financial Officer in 2010 was 40% less than the percentage allocated to that position in 2007, when Mr. Gates held just that position.

•

Function and responsibility.    Executives who are in charge of major geographical regions (such as the Americas, Asia Pacific and the EMAIR [Europe, Middle East, African and Indian subcontinent] regions) or major product and service functions (such as air, ocean, brokerage, product management, information technology, marketing, accounting and finance) reporting directly to the Chairman and Chief Executive Officer or the President and Chief Operating Officer, are allotted a higher percentage of the pool than those serving in other capacities.

The length of time an Executive has been with the Company and the resulting experience of the Executive, his or her role during that time and his or her contribution to increasing corporate profits and shareholder value all contribute to the amount of compensation an Executive receives under the non-equity incentive compensation program.

•

Tenure with the Company and tenure in position.    The longer an Executive has participated in the non-equity incentive compensation program, the more money he or she is eligible to earn as the Company’s operating income grows. At the same time, the longer an Executive participates in the program (as was the case with most of the Named Executive Officers as discussed above), the smaller his or her percentage of the pool becomes over time as more Executives participate in the program. The Company’s philosophy is to have each individual participant gradually receive a smaller percentage of a larger pool over time.

•

Adjustments, performance and promotion.     From time to time, as older Executives retire and new Executives are promoted into a new position and/or added to the program, the relative percentages are adjusted. Adjustments are also made to give recognition to promotions, achievements and other noteworthy accomplishments.

Amounts earned by all 67 participants in the non-equity incentive compensation program during 2010 totaled $60,778,000, of which $47,590,000 was paid to Executive Officers. Amounts earned by Named Executive Officers from the non-equity incentive compensation program during 2010 and each Named Executive Officers’ share of the available pool as approved by the Compensation Committee are as follows:

Name	Position	% of Pool	2010 Amount Earned
Peter J. Rose	Chairman and Chief Executive Officer	10.60%	$6,443,691
James L.K. Wang	President-Asia Pacific	9.64%	$5,857,902
R. Jordan Gates	President and Chief Operating Officer	8.25%	$5,014,364
Robert L. Villanueva	President-The Americas	7.76%	$4,714,733
Bradley S. Powell	Chief Financial Officer	4.39%	$2,670,493

While the Company has never incurred an annual or quarterly operating loss since going public in September 1984, such a loss would result in a moratorium on any kind of compensation payments under the non-equity incentive compensation program. The participants in the program would not be entitled to, nor would they expect, any form of payments under the program. More importantly, no further non-equity incentive compensation program payments would be due or payable to participating Executives until future operating income surpassed the operating loss previously incurred. At that time, non-equity incentive compensation would only be due for the portion of cumulative profitability beyond the value of the profits offsetting the operating loss. More simply put, any operating losses must be made up by operating profits, in the aggregate, before permitting further payments under the non-equity incentive compensation program. This also applies across yearly reporting cycles. Were the Company to incur an operating loss in the fourth quarter and record operating income in the first quarter of the ensuing year, the amount of pre-bonus operating income earned in the first quarter must exceed the amount of loss in the previous quarter before any non-equity incentive compensation would be due. This would also apply to a situation where operating income, for years which have previously been audited and reported upon, is subsequently adjusted downward. In that situation, no payments under the non-equity incentive compensation program would be due until future operating income results exceed the amount of the downward adjustment. The Compensation Committee believes that the combination of the Company’s short operating cycle and this compensation structure, which emphasizes cumulative operating income, does not encourage our management to take unreasonable risks relating to the Company’s business. No additional payments would ever be due if such adjustments increased previously reported fiscal year operating income. The structure of the non-equity incentive compensation plan is designed to discourage our employees from taking unreasonable risks relating to the Company’s business. The compensation paid to our Named Executive Officers is weighted heavily toward the non-equity incentive compensation plan, which we believe is an essential part of risk oversight. The percentage of total compensation paid to our Named Executive Officers under the non-equity incentive compensation plan ranged from 87% to 98%.

The portion of the pool that is allocated to each Named Executive Officer, or other participating Executive Officer, is approved by the Compensation Committee at the beginning of each quarter and the corresponding quarterly distributions are made subsequent to filing the Company’s Form 10-Q or Form 10-K with the Securities and Exchange Commission. Actual amounts are only paid subsequent to review by, and receipt of written approval from, the Compensation Committee.

Perquisites and Other Personal Benefits

From a philosophical standpoint, the Company does not provide Executive Officers, named and otherwise, and senior managers with perquisites and personal benefits that are not available to all employees. The Company provides standard benefits packages to all employees which vary country by country based on individual country regulations. In the United States, for instance, the Company pays 100% of the medical, dental and vision insurance premiums, as well as offering a matching contribution of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code. The Company believes that the compensation potential available from its three main components of compensation detailed herein are sufficiently attractive that the reliance on other forms of exclusive perquisites and benefits are not necessary to enable the Company to attract and retain superior employees for key positions.

The Company does not believe that the aggregate value of any perquisites for any Named Executive Officer exceeds $10,000 per year.

Employment Agreements

The Company has entered into employment agreements with all of the Named Executive Officers which provide for the base salaries as indicated above. Each of the employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.

Potential Payments upon Termination and Change in Control

The employment agreement for each Named Executive Officer, other than the Chief Executive Officer, (as well as for all Executive Officers) contains a covenant not to compete which allows the Company to extend the restriction on competition with the Company for six months following termination of the employment relationship. The extension is at the sole discretion of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a “change in control,” as defined and discussed below, in which case the employee may decline any accompanying lump sum payment and thereby avoid the accompanying restriction on competition. With respect to the Chief Executive Officer, the employment agreement provides for the automatic extension of the covenant not to compete for six months except that the extension shall not be effective upon resignation or termination without cause during a specified period surrounding a “change in control” as discussed below.

Amendments were made to the Chief Executive Officer’s employment agreement to comply with the provisions of 409A of the Internal Revenue Code. Because of the post retirement services clause in the Chief Executive Officer’s agreement, these amendments resulted in revisions where nominal discretionary payments became automatic.

The Company regularly grants stock options to its employees including the Named Executive Officers. The stock options granted under the Company’s stock option plans for employees vest at the rate of 50% three years from the date of grant, an additional 25% four years from the date of grant and the balance five years from the date of grant. However, these option plans all provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a “change in control” of the Company.

“Change in Control” means either of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company’s then outstanding securities or (ii) when shareholder approval is obtained for a transaction involving the sale of all, or substantially all, of the assets of the Company or a merger of the Company with or into another company.

The employment agreements have been administered in compliance with Section 409A of the Code, and to the extent that any of the agreements must be amended to reflect documentary compliance with Section 409A of the Code, such amendments were undertaken within the time frame permitted by Section 409A of the Code and applicable regulations and guidance thereunder.

The following tables illustrate the payments due to each of the Named Executive Officers in the event of termination under either “for cause” or “without cause”.

Name	For Cause(1)	For Cause with Non- Compete Agreement(1)	Without Cause(2)
Peter J. Rose(3)	$55,000	$55,000	$3,553,921
James L.K. Wang	—	$50,000	$2,978,951
R. Jordan Gates	—	$50,000	$2,557,182
Robert L. Villanueva	—	$50,000	$2,407,367
Bradley S. Powell	—	$50,000	$1,385,247

*	All amounts are based upon calculations at December 31, 2010.

(1)	When terminating an Executive Officer for cause, the Company may, in its sole discretion, enforce the non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the Executive Officer’s base salary. The term “cause” as defined by the employment agreement is any act of Executive Officer, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, directors or officers or material breach of the employment agreement. With respect to Mr. Rose, his employment agreement, which contains a post-retirement service clause, was amended to call for an automatic lump sum payment by the Company representing 50% of his base salary. The non-compete provision is automatically extended except in circumstances discussed above.

(2)	When terminating an Executive without cause, the Company must pay the Executive Officer cash compensation in a lump sum amount equal to 50% of his or her base salary plus 50% of the amount of the preceding twelve months non-equity incentive compensation.

(3)	Without cause termination compensation to Mr. Rose would also include amounts that would become due under provisions of a post employment-personal services agreement as described on page 24 of this Proxy Statement.

The following table and accompanying narrative illustrates the payments that would be due to each of the Named Executive Officers under several possible “change in control” scenarios.

	Column 1		Column 2	Column 3	Column 4
	Accelerated Vesting of Stock Options Based on Change in Control		Resign or Terminated for Cause	Terminated for Cause with Non-Compete Agreement	Terminated Without Cause
Name	Shares	Realized Gain(1)
Peter J. Rose	5,000	$38,300	$55,000	$55,000	$3,553,921
James L.K. Wang	5,000	$38,300	—	$50,000	$2,978,951
R. Jordan Gates	7,500	$67,550	—	$50,000	$2,557,182
Robert L. Villanueva	15,000	$181,700	—	$50,000	$2,407,367
Bradley S. Powell	35,000	$547,900	—	$50,000	$1,385,247

(1)	The realized gain was calculated based on a closing market price of the Company’s Common Stock of $54.60 per share at December 31, 2010, multiplied by the number of each Named Executive Officer’s unvested stock options at that date, which would immediately vest in the event of a change in control as of that date, less the aggregate amount that would be required to be paid to exercise the options.

Scenario 1:    No changes are made in management as a result of a change in control as described above. Named Executive Officers would receive the realized gain on acceleration of unvested stock options shown in Column 1.

Scenario 2:    Named Executive Officer’s employment agreements are terminated with cause subsequent to a change in control.    Amounts due would include the realized gain on acceleration of unvested stock options under Column 1. No amounts are due to the Named Executive Officer under Column 2 other than for the Chief Executive Officer. At the Company’s discretion, as noted above, for a lump sum payment of half the Named Executive Officer’s base salary under Column 3, the Company could invoke the non-compete provisions contained in the employment agreement. In a change in control situation, the Named Executive Officer also has the option to reject the lump sum payment under Column 3 and not be bound by the non-compete provisions of the employment agreement. Mr. Rose’s employment agreement, as noted above, requires lump sum payment of half of Mr. Rose’s base salary under Column 3. The non-compete provisions are automatically extended.

Scenario 3:    Named Executive Officer resigns subsequent to a change in control.    The Named Executive Officer would be entitled to the realized gain on the acceleration of unvested stock options under Column 1. Other than the Chairman and Chief Executive Officer, the Named Executive Officer would not be entitled to any cash compensation. The Company could, in its sole discretion (except with respect to the Chairman and Chief Executive Officer), pay the Named Executive Officer a lump sum amount under Column 3 in exchange for invoking the non-compete provisions in the employment agreement. In a change in control situation, the Named Executive Officer has the option to reject or to accept this lump sum payment. By rejecting the payment, the Executive will no longer be subject to the non-compete provisions of the employment agreement. Because of the post-retirement services feature in the Chairman and Chief Executive Officer’s employment agreement, a lump sum payment of half of the base salary shown under Column 3 is required. The Chairman and Chief Executive Officer would no longer be subject to the non-compete provisions of the employment agreement.

Scenario 4:    Named Executive Officer’s employment agreements are terminated without cause subsequent to the change in control.    Amounts due would include the realized gain on the acceleration of unvested stock options shown in Column 1. In addition, the Named Executive Officer would be entitled to receive cash compensation based on one-half of base salary plus one-half of the amount of non-equity incentive compensation program received by the Executive in the preceding twelve months under Column 4. Under the terms of the employment agreement, when an Executive is terminated without cause, the non-compete provisions remain in effect for six-months from the date of termination, except with respect to the Chairman and Chief Executive Officer, whose non-compete provisions will not be applicable following termination without cause subsequent to a change of control.

Post Employment—Personal Services Agreement.    The employment agreement of the Chairman and Chief Executive Officer contains a term providing for post-employment personal services to the Company for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run until age seventy. In exchange for his services to the Company, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the Consumer Price Index (CPI) or similar index.

Had the Chairman and Chief Executive Officer retired on December 31, 2010, the initial annual payment under this agreement would have been $110,000. Assuming a yearly increase of 0.6% (the annual change in the 2010 CPI) for each ensuing annual payment and including certain standard benefits, the Company estimates that it would pay the Chairman and Chief Executive Officer approximately $280,000 through March 13, 2013 (the agreement’s remaining term), unless earlier terminated, as provided below. The agreement also extends coverage under the Company’s standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement and for six months thereafter. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated for cause.

The Compensation Committee recognizes the key role that continuity in personal relationships plays in the global logistics services business. This personal services agreement assures the Company of the post-retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another.

Other Retirement or Disability Payments.    Other than the post employment-personal services agreement of the Chairman and Chief Executive Officer, the Company has no formal retirement obligations to make any payments to any Executive Officer upon his or her death, disability or retirement except to Executive Officers domiciled in countries where statutory regulation require that these benefits be provided to all employees.

While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested stock options of employees who pass away.

Policy on Deductibility of Compensation.    Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to certain of the Named Executive Officers, is limited to $1,000,000 per Named Executive Officer per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2011. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to Named Executive Officers which are not fully deductible as a result of this limitation. (Please refer to page 37 for further discussion concerning the deductibility of compensation relating to the proposed 2011 Stock Option Plan.)

Accounting for Stock-Based Compensation.    The Company accounts for stock-based payments including its Stock Option Plans, Restricted Stock Program and Employee Stock Purchase Plan in accordance with the requirements of Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

John W. Meisenbach, Chairman
Mark A. Emmert
Dan P. Kourkoumelis
Michael J. Malone
Robert R. Wright

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for each of the fiscal years shown. The Company has entered into employment and indemnification agreements with all of the Named Executive Officers.

The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years shown. Amounts listed under “Non-Equity Incentive Plan Compensation”, were determined based on percentages of the pool that were allocated to each Named Executive Officer by the Compensation Committee based on the factors described in the Compensation Discussion and Analysis contained herein.

Salary for the Named Executive Officers in 2010 accounted for approximately 2% and “Option Awards” and “Non-Equity Incentive Plan Compensation” accounted for approximately 98% of the total compensation of the Named Executive Officers. Benefits accounted for less than 1% of the total compensation of Named Executive Officers.

The following table sets out the type and amount of compensation paid to each Named Executive Officer for the years ended December 31:

Name and Position	Year	Salary	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Peter J. Rose Chairman and Chief Executive Officer	2010	$110,000	—	$6,443,691	$1,500	$6,555,191
	2009	$110,000	—	$4,671,392	$1,500	$4,782,892
	2008	$110,000	$102,846	$5,815,769	$1,500	$6,030,115

James L.K. Wang(1) President-Asia Pacific	2010	$100,000	—	$5,857,902	—	$5,957,902
	2009	$100,000	—	$4,362,745	—	$4,462,745
	2008	$100,000	$102,846	$5,487,052	—	$5,689,898

R. Jordan Gates President and Chief Operating Officer	2010	$100,000	—	$5,014,364	$1,500	$5,115,864
	2009	$100,000	—	$3,521,033	$1,500	$3,622,533
	2008	$100,000	$102,846	$4,328,955	$1,500	$4,533,301

Robert L. Villanueva President-The Americas	2010	$100,000	—	$4,714,733	$1,500	$4,816,233
	2009	$100,000	$75,177	$3,310,635	$1,500	$3,487,312
	2008	$100,000	$102,846	$4,070,281	$1,500	$4,274,627

Bradley S. Powell(5)	2010	$100,000	$314,696	$2,670,493	$1,500	$3,086,689
Chief Financial Officer	2009	$100,000	$150,354	$1,210,385	$1,500	$1,462,239
	2008	$25,000	$76,548	$325,611	—	$427,159

(1)	Mr. Wang is a resident of Taiwan and a substantial portion of his base salary is paid in an estimated equivalent of New Taiwan Dollars. Any amount by which the currency fluctuations exceeded his $100,000 base salary is subtracted from his final payment due under the Non-Equity Incentive Compensation Plan.

(2)	This column represents the aggregate grant date fair value of options granted in each of the years presented. All assumptions used to determine the grant date fair value of the option awards are included in Note 2 to the Company’s consolidated financial statements on Form 10-K as filed on February 28, 2011.

(3)	The payments were made pursuant to the non-equity incentive compensation program, as described under the caption “Executive Compensation – Non-Equity Incentive Compensation Program.” The amounts listed were earned during the fiscal year.

(4)	These amounts include the Company’s matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

(5)	Mr. Powell joined the Company as the Chief Financial Officer on October 1, 2008.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding awards granted during 2010 to the Named Executive Officers. For more information regarding each award, please see “Compensation Discussion and Analysis” in this Proxy Statement.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(3)	Grant Date Fair Value of Option Awards(4)
Name		Threshold	Target	Maximum
Peter J. Rose	—	—	$6,443,691	—	—	—	—
James L.K. Wang	—	—	$5,857,902	—	—	—	—
R. Jordan Gates	—	—	$5,014,364	—	—	—	—
Robert L. Villanueva	—	—	$4,714,733	—	—	—	—
Bradley S. Powell	05/05/10	—	$2,670,493	—	20,000	$40.64	$314,696

(1)	The total amount available to officers participating in the non-equity incentive compensation program, including all Named Executive Officers, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages approved by the Compensation Committee. The Company does not use thresholds or targets or maximums in determining levels of compensation.

(2)	The above grant was made pursuant to the Company’s 2010 Stock Option Plan (“Option Plan”). All options granted in fiscal 2010 are subject to a vesting schedule. Subject to earlier vesting under certain conditions set forth in the Option Plan, 50% of the options will be exercisable commencing three years from the date of the grant and an additional 25% will be exercisable four and five years from the date of the grant, respectively. (See “Potential Payments upon Termination and Change in Control”). The options expire ten years from the date of the grant.

(3)	The exercise price is the market closing price of the underlying security on the grant date.

(4)	All assumptions used to determine the grant date fair value of the option awards are included in Note 2 to the Company’s consolidated financial statements included on Form 10-K as filed on February 28, 2011.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLES

The following tables set forth certain information regarding options held by the Named Executive Officers.

Options exercised during the year ended December 31, 2010:

	Option Exercises
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Peter J. Rose	573,642	$17,078,068
James L.K. Wang	160,000	$4,304,594
R. Jordan Gates	309,448	$10,338,139
Robert L. Villanueva	86,646	$3,314,049
Bradley S. Powell	—	—

(1)	Represents the difference between the market price of the Company’s Common Stock at exercise and the exercise price of the options, multiplied by the number of options exercised.

Outstanding option awards at December 31, 2010:

	Option Awards
	Year of Grant	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Exercise or Base Price	Expiration Date
Name		Exercisable	Unexercisable(1)
Peter J. Rose	2008	—	5,000	—	$46.94	5/7/2018
	2005	11,822	—	—	$24.45	5/4/2015
	2003	44,536	—	—	$18.30	5/7/2013

James L.K. Wang	2008	—	5,000	—	$46.94	5/7/2018
	2005	20,000	—	—	$24.45	5/4/2015
	2003	50,000	—	—	$18.30	5/7/2013
	2002	120,000	—	—	$14.29	5/8/2012
	2001	160,000	—	—	$12.43	5/9/2011

R. Jordan Gates	2008	—	5,000	—	$46.94	5/7/2018
	2007	2,500	2,500	—	$42.90	5/2/2017
	2005	20,000	—	—	$24.45	5/4/2015
	2003	50,000	—	—	$18.30	5/7/2013
	2002	80,000	—	—	$14.29	5/8/2012

Robert L. Villanueva	2009	—	5,000	—	$37.13	5/6/2019
	2008	—	5,000	—	$46.94	5/7/2018
	2007	2,500	2,500	—	$42.90	5/2/2017
	2006	7,500	2,500	—	$43.88	5/3/2016
	2005	11,822	—	—	$24.45	5/4/2015
	2003	44,536	—	—	$18.30	5/7/2013

Bradley S. Powell	2010	—	20,000	—	$40.64	5/5/2020
	2009	—	10,000	—	$37.13	5/6/2019
	2008	—	5,000	—	$35.80	10/1/2018

(1)	Unexercisable options granted in 2010, 2009 and 2008 will vest 50% three years from the date of the grant and an additional 25% will be vesting four and five years from the date of the grant, respectively. Unexercisable options granted in 2007 will vest 50% in 2011 and 50% in 2012 on the anniversary day of the date of grant. Unexercisable options granted in 2006 will vest in 2011 on the anniversary day of the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2010 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Available for Future Issuance, Other Than Securities to be Issued Upon Exercise of All Outstanding Options, Warrants and Rights(3)
Equity Compensation Plans Approved by Security Holders	16,293,671	$34.11	3,894,408
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	16,293,671	$34.11	3,894,408

(1)	Does not include 26,735 for restricted stock awards that were not fully vested as of December 31, 2010.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards which have no exercise price.

(3)	Includes 3,403,479 available for issuance under the employee stock purchase plans, 372,027 available for future grants of stock options and 118,902 shares available for issuance of restricted stock awards. These Plans consist of the Company’s 1985 and 2010 Stock Option Plans, 2002 Employee Stock Purchase Plans and the 2008 Directors’ Restricted Stock Plan.

PROPOSAL 2—NON-BINDING VOTE ON COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company recognizes that there is currently a considerable focus in the public eye on executive compensation. This focus has been primarily caused by widely publicized instances of abusive executive compensation practices that have been inconsistent with corporate financial performance, excessive risk taking and/or excessive perquisites. The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act requires publicly-traded companies, including the Company, to submit the compensation methodology and amounts for its Named Executive Officers (“NEO”) to the shareholders for a non-binding vote, known as “say-on-pay.” The Act also requires a non-binding vote by shareholders concerning the recurrent frequency that such non-binding say-on-pay votes will be submitted to shareholders in the future, known as “say-on-frequency.” The Company believes that since becoming a publicly-traded company in 1984, its own historical track record regarding executive compensation practices, including its NEO, stands in stark contrast to the kinds of inconsistent pay practices, risk taking or excessive perquisites that have drawn the aforementioned public scrutiny.

The Company has always had a management compensation program heavily weighted on its non-equity incentive compensation plan, which management and the Board of Directors feel reinforces a proper and transparent alignment between management and shareholders’ interests in overall corporate performance. This alignment is further reinforced by the Company’s broad-based use of its equity incentive plan to grant stock options to many key employees. These incentive programs are designed with comparatively modest base salaries paid to its executive officers and other key employees, including its NEO, which would be incidental to the amount that could be earned from the equity and non-equity incentive compensation programs. The Company believes that its compensation philosophy has also been a critical factor in sustaining its long-term track record of above market shareholder returns. The Company strongly believes that any modification to the Company’s compensation philosophy or incentive programs could have a profound impact on the Company’s culture and operating philosophy, which would not be in the long-term interest of our shareholders.

The Company operates in the service industry and understands that the ability to attract and effectively motivate and manage “the best and brightest” is a critical differentiator to its objectives of providing the caliber of customer service that is the ultimate source of the Company’s performance. Compensation is the Company’s largest overhead expense (78% in 2010). Accordingly, the Company uses a consistent, sound, easily described and easily administered compensation program, at all operating levels. Finally, it has always been the Company’s belief that shareholder and corporate interests are not met by lavishing extensive perquisites on its executive offices beyond those generally available to all the company’s employees. As a consequence, there are no extraordinary perquisites granted to our executive officers beyond usual and reasonable perquisites available to most if not all employees.

To effectively cast these votes on the compensation proposals, we feel it is critical that our shareholders be knowledgeable about the Company’s compensation philosophy from both a historical perspective and impact on future performance. We encourage our shareholders to review the Company’s Compensation Discussion and Analysis (“CD&A”) beginning on page 14, as well as the Summary Compensation Table and other related compensation tables and narrative in detail and spend the requisite time to appropriately understand the particular reasons for the Company’s request for continued shareholder support for its compensation programs before casting their votes.

The Board of Directors, the Compensation Committee and the Company’s management believe that our compensation programs are one of the unique characteristics responsible for differentiating our performance from that of many of our competitors. In our opinion, the manner and degree to which each of these components has been utilized in combination with the others has had a direct impact on the Company’s short-term and long-term financial performance. Furthermore, we believe that this combined compensation program has a proven track record of aligning both the short-term and long-term interests of our Company’s key employees, including the Company’s NEO, with the long-term interests of our Company’s shareholders. For these reasons, we are committed to keeping these programs intact.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation programs consist of the following key components and philosophies:

Base Salary	Provide a fixed, modest base salary that is intended to be substantially lower than comparable base salaries for similar positions in our industry.

Equity Incentive Compensation	Utilize a broad-based plan that closely aligns the long-term interests of management and key employees with the long-term interests of shareholders by awarding annual stock option grants to a significant number of both management and key employees that vest over five years from date of grant. Consistent with past practices, in 2010, we granted stock options to approximately 3,600 key employees, including one Named Executive Officer.

Non-Equity Incentive Compensation	Incentivize key employees, including the Company’s NEO, with a consistent performance driven plan that has no built-in bias which favors or enriches management in a manner inconsistent with overall corporate performance. This program is intended to provide the largest component of management compensation thereby aligning the interests of management with the goals of the Company and long-term returns to the shareholders.

This program is based on a fixed percentage of the cumulative operating results of the Company or business unit controlled by each key employee, with no upper limit on the potential dollar amount that can be earned through sustained business growth. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the individual.

The incentive program is based on cumulative operating results and, therefore, any operating losses must be made up by future operating profits, in the aggregate, before permitting further payments under this program.

Payments to NEO and key employees under this plan are allocated from a pool consisting of 10% of pre-bonus operating income. Allocations of the pool to individual executives is based on their historical role in the Company, function and responsibility, tenure with the Company, tenure in the position, and adjustments as executives retire and new executives are added to the program, promotions, achievements and other noteworthy accomplishments.

Perquisites and Other Benefits	We do not provide NEO with perquisites and personal benefits that are not available to all employees. We do not provide employee pension plans except in several isolated instances outside the United States where required to do so by law.

The effectiveness of the alignment of our compensation programs with Company performance is demonstrated by comparing the year-over-year impact on 2010 and 2009 Named Executive Officer compensation as follows:

	2010	2009
Percentage change in operating income from prior year	42%	(19)%
Percentage change in average total compensation earned for the four Named Executive Officers that were employed by the Company during these periods in similar positions.	37%	(20)%

Accordingly, we are asking our shareholders to approve the following non-binding resolution at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Expeditors International of Washington, Inc. (the “Company”) approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

Effect of Proposal

This resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. The approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding compensation of NEO. The final decision on the compensation of the Company’s NEO remains with the Board of Directors and/or its Compensation Committee. As we believe our compensation programs are one of the unique characteristics responsible for differentiating our performance from that of many of our competitors, and significant changes to these compensation programs could affect the Company’s performance. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s compensation of NEO.

PROPOSAL 3—NON-BINDING VOTE ON THE FREQUENCY OF A

NON-BINDING VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities and Exchange Act of 1934, as amended, the Company is required to submit to shareholders a non-binding vote to advise whether the non-binding shareholder vote on compensation of the Company’s Named Executive Officers shall occur every one, two, or three years.

After careful consideration, and to be consistent with our policy to seek annual shareholder approval of our proposed stock option grants, the Board of Directors believes that submitting the non-binding vote on compensation of the Company’s Named Executive Officers to shareholders on an ANNUAL basis is appropriate for the Company and its shareholders at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “1 YEAR.”

The proxy card provides shareholders with four choices (every one, two, or three years, or abstain). Shareholders are not voting to approve or disapprove the Board of Directors recommendation.

Effect of Proposal

The frequency vote is non-binding. Shareholder approval of a one, two, or three-year frequency vote will not require the Company to implement the non-binding vote on compensation of the Company’s Named Executive Officers every one, two, or three years. The final decision on the frequency of a non-binding vote on compensation of the Company’s Named Executive Officers remains with the Board of Directors and/or its committees.

The Board of Directors value the opinions of the Company’s shareholders. Although the vote is non-binding, the Board of Directors and its committees will carefully consider the outcome of the frequency vote when making future decisions regarding the frequency of voting on a non-binding vote on compensation of the Company’s Named Executive Officers.

PROPOSAL 4—APPROVAL AND RATIFICATION OF THE

2011 STOCK OPTION PLAN

As described in the Compensation Discussion and Analysis portion of this Proxy Statement, a broad-based equity compensation program has historically been an important component of the Company’s overall compensation philosophy. We encourage our shareholders to review the Company’s particular reasons for requesting continued shareholder support for its equity incentive compensation programs as described on page 17 of this Proxy Statement. The Company recognizes that due to some rather notorious past abuses by other companies, a sentiment of caution surrounding the practice of granting stock options might exist in the minds of some shareholders. However, the Company also firmly believes that when used in a broad-based format, employee stock options provide a powerful means to align the interests of the Company’s employees with those of its shareholders. To address any possible shareholder reservations, in 2005, the Company instituted what it considers to be a very “pro-shareholder” policy of seeking annual shareholder approval of its proposed stock option grants. All grants made subsequent to these annual authorizations must be made by the 30th of April in the ensuing year.

As in prior years, the primary beneficiaries of the proposed 2011 Stock Option Plan will be the non-executive officers of the Company. Over the last three years, in the aggregate, the Executive Officers have received the following percentages of total stock options granted:

2008	04.26%
2009	02.65%
2010	02.13%

Management and the Board of Directors feel strongly that broad-based stock option grants need to be a continuing component of the Company’s overall compensation program. Particularly since the Company does not have a general policy of providing employee pension plans. If the 2011 Stock Option Plan is not approved, the Company will be unable to grant stock options to new or existing employees until such time as the shareholders approve a stock option plan in the future. Accordingly, Management and the Board of Directors believe that a vote against the Company’s proposed 2011 stock option program could harm the Company’s ability to attract and retain the long-term services of its greatest asset which the Company relies upon to grow its business….its people.

At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify the Company’s 2011 Stock Option Plan, which, if approved, will make available 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the Plan. Over 12,000 individuals would be eligible to receive options under the 2011 Stock Option Plan as of March 7, 2011. In 2010, options were granted to approximately 3,600 key employees under the 2010 Stock Option Plan. The 2011 Stock Option Plan includes an annual limitation on the maximum number of shares that may be granted to any individual to meet the Section 162(m) exception for deductibility of performance-based compensation. A summary of the 2011 Stock Option Plan is described below and can be viewed in its entirety in Appendix A of this Proxy Statement. In addition, the proposed 2011 Stock Option Agreement can be viewed in its entirety in Appendix B of this Proxy Statement.

At March 7, 2011, the following options to purchase shares of Common Stock were outstanding by plan:

Option Plan	Number of Shares Outstanding
1985 Stock Option Plan	160,000
1997 Stock Option Plan	3,550,374
2005 Stock Option Plan	1,505,002
2006 Stock Option Plan	2,223,418
2007 Stock Option Plan	1,425,575
2008 Stock Option Plan	1,848,260
2009 Stock Option Plan	2,284,475
2010 Stock Option Plan	2,559,385
1993 Directors’ Plan	448,000

Total (1)	16,004,489

(1)	The weighted average exercise price of these options was $34.24 and the weighted average remaining contractual life was 5.6 years.

If Proposal 4 is approved on May 4, 2011, 3,000,000 shares of Common Stock will be available for grant pursuant to the 2011 Stock Option Plan, 6,912 shares of Common Stock will be available for grant pursuant to the 1985 Option Plan and there are no further shares of Common Stock available for grant pursuant to other plans.

The Board of Directors has approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 40,000,000 shares of Common Stock with the proceeds received from the exercise of stock options outstanding under the plans noted above and the 2011 Stock Option Plan if approved. As of March 7, 2011, the Company had repurchased and retired 21,995,667 shares of Common Stock under this non-discretionary repurchase plan. In addition, the Board of Directors has authorized a discretionary stock repurchase plan which allows for the repurchase of such shares as may be necessary to reduce the total shares outstanding to 200,000,000. It is the present sense of the Board of Directors, that management make use of this discretionary authority to eliminate any further growth in the number of issued and outstanding shares as a result of option exercises. As of March 7, 2011, the Company had repurchased and retired 20,191,371 shares of Common Stock under this discretionary repurchase plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4—APPROVAL AND RATIFICATION OF THE 2011 STOCK OPTION PLAN.

SUMMARY OF THE 2011 STOCK OPTION PLAN

The following summary of the Company’s 2011 Stock Option Plan (the “2011 Option Plan”) is qualified in its entirety by reference to the full text of the 2011 Option Plan, a copy of which is included as Appendix A to this Proxy Statement.

The 2011 Option Plan provides for the grant of two types of options: (1) Incentive Stock Options, which are options that meet the requirements of Section 422 of the Code, and (2) Non-Qualified Stock Options. Shareholder approval will make available a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the 2011 Option Plan. The term of the 2011 Option Plan is one year. No options may be granted under the 2011 Option Plan after midnight April 30, 2012. In addition, no options may be granted under the 2011 Option Plan if there are no shares available for issuance. No reload options may be granted under the 2011 Option Plan.

Incentive Stock Options may be granted to employees of the Company or a related corporation. Non-Qualified Stock Options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than 100,000 shares of Common Stock and no option may be granted with an exercise price less than the fair market value measured on the date of the grant.

The 2011 Option Plan will be administered by a committee of the Board of Directors consisting exclusively of members that are both “non-employee directors” and “outside directors” as those terms are defined in the 2011 Option Plan. The Committee will have authority to construe, amend or terminate the 2011 Option Plan. The Committee is prohibited from repricing options to account for market price declines under the 2011 Option Plan. A written agreement will evidence each option and determine whether the option is an Incentive Stock Option or Non-Qualified Stock Option. The form of 2011 Stock Option Agreement can be viewed in its entirety in Appendix B to this Proxy Statement.

Options will expire no later than ten years from the date of grant; provided that no Incentive Stock Option granted to a greater-than-ten-percent shareholder will expire later than five years from the date of grant. Vested options generally will terminate upon the first to occur of: (1) expiration of the option; (2) three months following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability.

Options granted under the 2011 Option Plan will be 50% vested from three years, 75% vested from four years and fully vested five years from the date of grant. The Committee may accelerate vesting. Upon a change in control, all options outstanding at the date thereof will become fully vested and exercisable. The purchase price of option shares must be paid by wire transfer, except to the extent another method is permitted by the Committee.

The 2011 Option Plan will only be effective upon approval by the shareholders. No options have been granted under the 2011 Option Plan and no determination has been made as to who will receive an option grant if the 2011 Option Plan is approved by the shareholders.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

Because benefits under the 2011 Option Plan will depend on the Committee’s actions and the fair market value of our Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2011 Option Plan is approved by our shareholders. Information concerning awards under the 2010 Option Plan is available in the Proxy Statement in the following tables and the narrative accompanying them: Compensation Discussion and Analysis; Summary Compensation Table, Grants of Plan Based Awards Table, Option Exercises and Year-End Option Value Tables.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2011 OPTION PLAN

The following description of Federal income tax consequences addresses the tax consequences for both “Incentive Stock Options” as defined in Section 422 of the Code and “Non-Qualified Options” and is intended merely to provide basic information with respect to the tax treatment applicable to the 2011 Option Plan. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company’s 2011 Option Plan should consult his or her own tax advisor concerning the tax consequences of grant, exercise, or surrender of an option and the sale or other disposition of any stock acquired pursuant to the exercise of an option. Individual financial and Federal tax situations may vary, and state and local tax considerations may be significant.

Non-Qualified Stock Options

Any option that does not meet with all the requirements of Section 422 of the Code is commonly referred to as a non-qualified stock option. The grant of a non-qualified stock option does not have income tax consequences for either the Company or the recipient. Upon exercise of the option, the optionee must recognize ordinary taxable income in an amount equal to the difference between the fair market value of the shares acquired upon exercise and the amount paid to exercise the option. The optionee exercising a non-qualified stock option will have a tax liability subject to withholding even though the shares giving rise to the liability may not have been sold and converted to cash on the date of exercise. The optionee receives a tax basis in the shares equal to the amount of income reported plus the amount of cash or basis of other property exchanged in the exercise.

The Company should be entitled to an income tax deduction at time of exercise, and in the same amount, as the optionee recognizes ordinary taxable income.

Stock acquired through the exercise of a non-qualified stock option is a capital asset in the hands of the optionee. When the stock is sold, the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted basis of the stock sold. The sale of stock has no tax impact on the Company.

Incentive Stock Options

An incentive stock option must meet all the requirements of Section 422 of the Code. Optionees do not recognize regular taxable income upon the grant or upon the exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of such shares as of the date of exercise will be an adjustment for the purpose of calculating alternative minimum taxable income. The alternative minimum tax is payable only to the extent that it exceeds the regular income tax. If the alternative minimum tax applies, it may be possible to recover some, if not all, of the alternative minimum tax paid through a credit carried forward to a tax year where regular tax liability exceeds the alternative minimum tax.

So long as the stock acquired through an incentive stock option is held for at least one year from the date of exercise and two years from the date of the grant, the sale of the shares is not considered to be a disqualifying disposition. Any gain or loss, measured by the difference between the amount realized upon sale and the adjusted basis will be treated as proceeds from the sale of a long-term capital asset. In general, the adjusted basis will be the cash or adjusted basis of other property exchanged to exercise the option. The Company will not receive an income tax deduction for qualifying dispositions.

Shares which are sold in a disqualifying disposition (anything that is not a qualifying disposition) in situations other than in an insolvency proceeding require the seller to recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and the seller is required to recognize long-term or short-term capital gain or loss (depending on whether the seller has held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date the seller exercised the option. The Company receives an income tax deduction on the amount recognized as ordinary income.

Special Rules.    Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of Company Common Stock received pursuant to the exercise of an option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of grant. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m).    Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the Company’s Principal Executive Officer and the Company’s three most highly paid Executive Officers other than the Principal Executive Officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit.

The 2011 Option Plan has been designed to permit grants of options issued under the plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option may be exempt from the $1,000,000 deduction limit. The 2011 Option Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options consists exclusively of members of the Board of Directors of the Company who qualify as “outside directors,” and the exercise price is not less than the fair market value of the shares of Common Stock to which such grants relate, the compensation income arising on exercise of those options should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

ACCOUNTING TREATMENT

The applicable accounting treatment for options granted under the 2011 Option Plan is set forth in Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718). Under ASC Topic 718, the Company recognizes stock compensation expense based on an estimate of the grant date fair value of options granted to employees under the stock option plan. This expense is recorded on a straight-line basis over the option vesting period.

PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2011

The Audit Committee has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2011 and the Board is asking shareholders to ratify that selection. The Board of Directors has determined that it is desirable to request ratification of its appointment at the Annual Meeting. If the shareholders do not ratify the appointment of KPMG LLP, the appointment of independent registered public accountants will be reconsidered by the Audit Committee. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2010 and 2009 can be found under the heading Relationship With Independent Public Accountants below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected KPMG LLP to continue as its principal independent registered public accounting firm for the current year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2010 and 2009, including affiliated member firms of the KPMG International network.

Description of Professional Service	2010	2009
Audit Fees(1)	$2,351,000	$2,316,000
Audit Related Fees(2)	$12,000	$19,000
Tax Fees(3)	$76,000	$117,000
All Other Fees	$—	$—

(1)	Includes fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, a registration statement, and statutory audits required internationally.

(2)	Includes the fees for an attestation report for an international subsidiary.

(3)	Includes the fees for tax advice and compliance. No fees were paid to KPMG LLP in either year for tax planning.

The Audit Committee has established a policy which prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit related, or other services pre-approved by the Audit Committee.

In all cases, the Audit Committee has approved the services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following section describes, for the year ended December 31, 2010, (i) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an Executive Officer, any immediate family member of a director, director nominee or Executive Officer, a security holder known to own more than five percent of the Company’s common stock or any immediate family member of the security holder had, or will have, a direct or indirect material interest or (ii) certain business relationships that existed between the Company and directors or director nominees, or between the Company and entities affiliated with such directors or director nominees. Our written policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act, is that such transaction is consummated only if the Audit Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approves or ratifies such transaction).

In 2010, the Company invoiced the University of Washington for approximately $210,000 for services provided in the ordinary course of business. Dr. Mark A. Emmert, a director of the Company and was President of the University of Washington through September 2010, has received no special benefit from this business relationship. The Company believes that it has provided services to the University of Washington on terms that are both reasonable and competitive and that it will continue to provide services to the University of Washington in the ordinary course of business in the future.

Brian Coughlin, the brother of Philip M. Coughlin, Executive Vice President—North America, was employed as District Manager of the Company’s Chicago office at a base salary of $48,000 and was paid incentive compensation based on branch profitability in the amount of $688,891 in addition to standard benefits for 2010. On May 5, 2010, Brian Coughlin was granted a 4,000 share stock option at fair market value. The aggregate grant date fair value of these options of $57,679 will be expensed on a straight-line basis over their five year vesting period.

Jeffrey S. Musser, the son-in-law of Peter J. Rose, Chairman and Chief Executive Officer, was employed as Executive Vice President—Chief Information Officer and an Executive Officer of the Company at a base salary of $100,000 and was paid incentive compensation based on Company profitability in the amount of $3,518,843 in addition to standard benefits for 2010. On May 5, 2010, Mr. Musser was granted a 10,000 share stock option at fair market value. The aggregate grant date fair value of these options of $157,348 will be expensed on a straight-line basis over their five year vesting period.

Rachel Mancuso, the daughter of Jean-Claude Carcaillet, Senior Vice President—Australasia (Mr. Carcaillet retired in September of 2010), was employed as District Manager of the Company’s Sydney office at a base salary of $50,506 (AUD 55,981) and was paid incentive compensation based on branch profitability in the amount of $429,961 (AUD 476,569) in addition to standard benefits for 2010. On May 5, 2010, Ms. Mancuso was granted a 4,000 share stock option at fair market value. The aggregate grant date fair value of these options of $57,679 will be expensed on a straight-line basis over their five year vesting period.

Allen J.L. Wang, the son of James L.K. Wang, President—Asia Pacific and Director, was employed as Regional Vice President-Northern China at a base salary of $79,878 (CNY 540,176) and was paid incentive compensation based on the profitability of Asia offices in the amount of $1,116,356 (CNY 7,549,355) in addition to standard benefits for 2010. On May 5, 2010, Allen Wang was granted a 2,500 share stock option at fair market value. The aggregate grant date fair value of these options of $36,049 will be expensed on a straight-line basis over their five year vesting period.

Anthony Villanueva, the son of Robert L. Villanueva, President-The Americas, was employed as Air Export Manager of the Company’s Seattle office at a base salary of $42,000 and was paid incentive compensation based on branch profitability in the amount of $89,704 in addition to standard benefits for 2010. On May 5, 2010, Mr. Villanueva was granted a 1,000 share stock option at fair market value. The aggregate grant date fair value of these options of $14,420 will be expensed on a straight-line basis over their five year vesting period.

In connection with the acquisition of the assets of certain Asia affiliates (including Taiwan) effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company’s Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Asia office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company’s Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the SEC and NASDAQ. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than 10% beneficial owners were filed on a timely basis during 2010, except for a failure to file two Form 4 to report two stock sales by John W. Meisenbach.

DEADLINES FOR SHAREHOLDER PROPOSALS FOR THE

2012 ANNUAL MEETING OF SHAREHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, certain shareholder proposals may be eligible for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Shareholders. In order to be eligible for inclusion, such proposals must be received by the Secretary at the Company’s principal executive offices no later than November 22, 2011. Such proposals also must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored materials.

The Company’s bylaws provide a formal procedure for bringing business before the Annual Meeting of Shareholders. A shareholder proposing to present a matter (other than a proposal brought pursuant to Rule 14a-8 under the Exchange Act) before the 2012 Annual Meeting of Shareholders or nominate a candidate for election to the Board of Directors at the 2012 Annual Meeting Shareholders must deliver notice of the proposal or nomination to the Secretary at the Company’s principal executive offices between January 5, 2012 and February 4, 2012. In the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 4, 2012, notice of the proposal or nomination must be delivered to the Secretary at the Company’s principal executive offices not earlier than the 120th day prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the 10th day following the day on which the Company first makes a public announcement of the date of the meeting. The shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s bylaws. The Company will not consider any proposal or nomination that does not meet the Company’s bylaw requirements or SEC requirements for submitting a proposal or nomination. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, the proxies designated by the Company for the 2012 Annual Meeting of Shareholders will have discretionary authority to vote with respect to any matter presented at the meeting if the Company has not received notice of the matter by the dates required under the Company’s bylaws, as described above, and in certain other instances specified in that rule.

To reduce the expenses of delivering duplicate materials, we are taking advantage of the Security and Exchange Commissions “householding” rules which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to shareholders who share an address unless otherwise requested. If you share an address with another shareholder and have received only one set of materials, you may request a separate copy at no cost to you by calling Computershare at 1-866-641-4276 or by writing to Bradley S. Powell, Chief Financial Officer, 1015 Third Avenue, 12th Floor, Seattle, Washington 98104. For future annual meetings you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by calling Computershare at 1-866-641-4276 or by writing to Mr. Powell at the address listed above.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Advantage Proxy a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

By Order of the Board of Directors

/s/ Amy J. Tangeman
Amy J. Tangeman
Secretary

Seattle, Washington

March 18, 2011

APPENDIX A

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

2011 STOCK OPTION PLAN

This 2011 Stock Option Plan (the “2011 Option Plan”) provides for the grant of options to acquire shares of common stock, $.01 par value (the “Common Stock”), of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC., a Washington corporation (the “Company”). Stock options granted under this 2011 Option Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this 2011 Option Plan as “Incentive Stock Options.” Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) granted under this 2011 Option Plan are referred to as “Options.”

1.    PURPOSES.

The purposes of this 2011 Option Plan are to retain the services of valued key employees of the Company, its subsidiaries and such other affiliates as the Plan Administrator shall select in accordance with Section 3 below; to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company; and to serve as an aid and inducement in the hiring of new employees.

2.    ADMINISTRATION.

This 2011 Option Plan shall be administered by the Board of Directors of the Company (the “Board”) if each director is an “outside director” (as defined below). If all directors are not outside directors, the 2011 Option Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are “non-employee directors” and “outside directors” (as defined below), which committee (the “Committee”) may be the compensation committee or a separate committee especially created for this purpose. The term “non-employee director” shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulatory requirement. The term “outside director” shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder (“Section 162(m) of the Code”). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this 2011 Option Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the 2011 Option Plan, is referred to herein as the “Plan Administrator.”

Subject to the provisions of this 2011 Option Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to: (a) construe and interpret this 2011 Option Plan; (b) define the terms used in this 2011 Option Plan; (c) prescribe, amend and rescind rules and regulations relating to this 2011 Option Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this 2011 Option Plan; (e) grant Options under this 2011 Option Plan; (f) determine the individuals to whom Options shall be granted under this 2011 Option Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this 2011

Option Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this 2011 Option Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this 2011 Option Plan and on their legal representatives, heirs and beneficiaries.

The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this 2011 Option Plan to employees of the Company who, on the Date of Grant, are not subject to Section 16(b) of the Exchange Act with respect to the Common Stock (“Non-Insiders”), and are not “covered employees” as such term is defined for purposes of Section 162(m) of the Code (“Non-Covered Employees”), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term “Plan Administrator” when used in any provision of this 2011 Option Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.

3.    ELIGIBILITY.

Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company (“Employees”). Non-Qualified Stock Options may be granted to Employees and to such other persons who are employed by affiliated companies, other than directors who are not Employees, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Any person to whom an Option is granted under this 2011 Option Plan is referred to as an “Optionee.” Any person who is the owner of an Option is referred to as a “Holder.”

As used in this 2011 Option Plan, the term “Related Corporation” shall mean any corporation (other than the Company) that is a “Parent Corporation” of the Company or “Subsidiary Corporation” of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

4.    STOCK.

The Plan Administrator is authorized to grant Options to acquire up to a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock during the period beginning with the Effective Date as provided for in Section 7 and ending on April 30, 2012 (“Option Grant Period”). The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Subsection 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of

Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this 2011 Option Plan so long as the grant is made within the Option Grant Period; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 6 hereof.

5.    TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under this 2011 Option Plan shall be evidenced by a written or online agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such provisions, not inconsistent with this 2011 Option Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)  Number of Shares and Type of Option.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Stock Option.

(b)  Date of Grant.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the date within the Option Grant Period that the Plan Administrator has deemed to be the effective date of the Option for purposes of this 2011 Option Plan (the “Date of Grant”).

(c)  Option Price.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (> 10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)  Duration of Options.

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Subsection 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

(e)  Vesting Schedule.

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be fifty percent (50%) vested three (3) years from the Date of Grant, seventy-five percent (75%) vested four (4) years from the Date of Grant and one hundred percent (100%) vested five (5) years from the Date of Grant.

(f)  Acceleration of Vesting.

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsection 5(n) below.

(g)  Term of Option.

Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Subsection 5(d) above; (ii) the expiration of three (3) months following the date of an Optionee’s termination of employment with the Company, any Related Corporation or any affiliated company, as the case may be, other than as a result of death or Disability; or (iii) the expiration of six (6) months following (A) the date of death of the Optionee or (B) cessation of an Optionee’s employment by reason of Disability (as defined below). If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. For purposes of the 2011 Option Plan, “Disability” shall mean that the Optionee is unable engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with, and will be interpreted consistently with, sections 22(e)(3) and 422(c)(6) of the Code. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2011 Option Plan, determine the date of an Optionee’s termination of employment.

Unless accelerated in accordance with Subsection 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company or by the Optionee for any reason whatsoever, including death or Disability. For purposes of this 2011 Option Plan, transfer of employment between or among the Company and/or any Related Corporation or affiliated company shall not be deemed to constitute a termination of employment with the Company or any Related Corporation or affiliated company. For purposes of this Subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)  Exercise of Options.

Options shall be exercisable, in full or in part, at any time after vesting, until their termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten (10) shares (as adjusted pursuant to Subsection 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than ten (10) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Subsection 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

(i)  Payment upon Exercise of Option.

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company by wire transfer, or, if permitted by the Plan Administrator, in cash, by cashier’s check or any other method approved by the Plan Administrator. In addition, the Holder may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Holder which shall be valued at fair market value as of the date of exercise (as determined by the Plan Administrator).

(j)  Rights as a Shareholder.

A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Subsections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)  Transfer of Option.

Options granted under this 2011 Option Plan and the rights and privileges conferred by this 2011 Option Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this 2011 Option Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this 2011 Option Plan, such Option shall thereupon terminate and become null and void.

(l)  Securities Regulation and Tax Withholding.

(1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this 2011 Option Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this 2011 Option Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with Federal and state securities laws.

(2) The Holder shall pay to the Company by certified or cashier’s check, unless another method is permitted by the Plan Administrator, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable Federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

(3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

(m)  Stock Dividend or Reorganization.

(1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this 2011 Option Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.

(2) In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the 2011 Option Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

(3) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this 2011 Option Plan, or by the applicable terms of any assumption or substitution document.

(4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)  Change in Control.

(1) If at any time there is a Change in Control (as defined below) of the Company, all Options outstanding at the date thereof shall accelerate and become fully vested and exercisable in full for the duration of the Option term as of the later of the date of the Change in Control or six months after the Date of Grant of the Option. For purposes of this Subsection, “Change in Control” shall mean either one of the following: (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

(2) Except as provided in this Section 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including Common Stock, or securities convertible into shares of stock of any class including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

6.    LIMITATION ON INDIVIDUAL OPTION GRANTS.

Except as otherwise provided in this Section 6, no person shall be eligible to receive Options to purchase more than 100,000 shares of Common Stock.

7.    EFFECTIVE DATE; TERM.

The date on which this 2011 Option Plan is adopted (the “Effective Date”) shall be the date of ratification by the shareholders. No Option shall be granted by the Plan Administrator prior to the approval of this 2011 Option Plan by a vote of the shareholders of the Company. For purposes of granting Options, the 2011 Option Plan shall terminate at midnight on April 30, 2011, unless terminated before then by the Plan Administrator and for other purposes the 2011 Option Plan shall remain in effect as long as any Options are outstanding. In any event, the 2011 Option Plan shall finally terminate no later than April 30, 2022.

8.    NO OBLIGATIONS TO EXERCISE OPTION.

The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.    NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

Whether or not any Options are to be granted under this 2011 Option Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this 2011 Option Plan shall be construed as giving any person any right to participate under this 2011 Option Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, any Related Company or any affiliate, express or implied, that the Company, any Related Company or any affiliate will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s or affiliate’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

10.    APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used to purchase and retire Common Stock pursuant to Rule 10b-18 to the extent such transactions have been authorized by the Board and in other cases for general corporate purposes, unless otherwise directed by the Board.

11.    INDEMNIFICATION OF PLAN ADMINISTRATOR.

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this 2011 Option Plan or any Option granted under this 2011 Option Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan

Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.    AMENDMENT OF 2011 OPTION PLAN.

The Plan Administrator may, at any time, modify, amend or terminate this 2011 Option Plan or modify or amend Options granted under this 2011 Option Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder, provided further, that the Plan Administrator is prohibited from any downward modification of the Option Price established under Section 5(c) not specifically authorized in the 2011 Option Plan. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement.

The Effective Date of this 2011 Option Plan was established by vote of the shareholders of the Company held on May 4, 2011.

APPENDIX B

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

2011 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of —, 2011 (the “Date of Grant”) between Expeditors International of Washington, Inc., a Washington corporation (the “Company”), and the option grant recipient (the “Optionee”).

WHEREAS, the Company has approved and adopted the 2011 Stock Option Plan (the “Plan”), pursuant to which the Board of Directors is authorized to grant to employees of the Company and its subsidiaries and affiliates stock options to purchase common stock, $.01 par value, of the Company (the “Common Stock”);

WHEREAS, the Plan provides for the granting of stock options that either (i) are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”);

WHEREAS, on —, 2011 (the “Date of Grant”), the Company authorized the grant to the Optionee of an [an Incentive Stock Option][a Non-Qualified Stock Option] to purchase shares of Common Stock (the “Option”);

NOW, THEREFORE, the Company hereby grants to Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, shares of Common Stock, as stated in the initial grant notice and/or Optionee’s account at a service provider’s stock option website. (At the time of this grant, Optionee views and accepts the Option at the self-service website of Transcentive, a Computershare company: https://selfservice01.transcentive.com.)

1.    Type of Option.    This option is intended to be [an Incentive Stock Option][a Non-Qualified Stock Option].

2.    Date of Grant.    This option was granted on —, 2011.

3.    Exercise Price.    The exercise price for the Option shall be $— per share.

4.    Limitation on the Number of Shares.    The tax treatment set forth in Section 422 of the Code is subject to certain limitations. These limitations, which are described in Section 5(a) of the Plan and are based upon the Code, generally limit the number of shares that will qualify under Section 422 in any given calendar year. Under Section 5(a) any portion of an Option that exceeds the annual limit shall be a “Non-Qualified Stock Option.” The Company can make no representation that any of this Option will actually qualify under Section 422 when exercised.

5.    Vesting Schedule.

Vesting Date	Portion of Total Option Which Will Be Exercisable
—,2014	50%
—,2015	75%
—,2016	100%

Upon any Change in Control of the Company, as defined in the Plan, the Option shall accelerate and become fully vested and exercisable in accordance with Section 5(n) of the Plan.

6.    Option Not Transferable.    This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Should any of the foregoing occur, Section 4 of the Plan provides that this Option shall terminate and become null and void.

7.    Investment Intent.    By accepting this Option, Optionee represents and agrees for himself, and all persons who acquire rights in this Option in accordance with the Plan through Optionee, that none of the shares of Common Stock purchased upon exercise of this Option will be distributed in violation of applicable federal and state laws and regulations, and Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition, or otherwise) to that effect, prior to delivery of the purchased shares of Common Stock.

8.    Termination of Option.    A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(i)	ten years from the Date of Grant;

(ii)	the expiration of three (3) months following the date of an Optionee’s termination of employment with the Company for any reason other than death or Disability; or

(iii)	the expiration of six (6) months following the date of death of the Optionee or the cessation of employment of the Optionee by reason of Disability.

In the event of death of the Optionee, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. Each unvested Option granted pursuant hereto shall terminate upon the Optionee’s termination of employment for any reason whatsoever, including death or Disability. For Incentive Stock Option purposes, “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with, and will be interpreted consistently with, Sections 22(e)(3) and 422(c)(6) of the Code.

9.    Stock.    In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement, the number of shares and option price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

10.    Exercise of Option.    Each exercise of this Option shall be by means of written notice delivered to the Company at its principal executive office in Seattle, Washington, specifying the number of shares of Common Stock to be purchased. Upon each exercise of this Option, the full exercise price for the Common Stock to be purchased together with the amount necessary for the Company to satisfy its withholding obligation imposed by the Internal Revenue Code of 1986, if any, shall be paid to the Company by wire transfer, except to the extent another method of payment is permitted by the Plan Administrator. Alternatively, the Optionee may pay for all or any portion of the exercise price by delivery of previously acquired shares of Common Stock with a fair market value equal to or greater than the full exercise price or by complying with any other payment mechanism which the Plan Administrator may approve at the time of exercise. The exercise date of this Option shall be the date of the Company’s receipt of the full exercise price for the Common Stock to be purchased.

11.    Holding Period for Incentive Stock Options.    In order to obtain the favorable tax treatment currently provided by Section 422 of the Code, the shares of Common Stock must be sold, if at all, after a date which is the later of two (2) years from the date of grant of the Incentive Stock Option or one (1) year from the date upon which the Option is exercised. The Optionee agrees to report sales of such shares prior to the above determined date within one (1) business day after such sale is concluded.

12.    Optionee Acknowledgments.    Optionee acknowledges that he has read and understands the terms of this Agreement and that:

(a) The issuance of shares of Common Stock pursuant to the exercise of this Option, the issuance of any securities with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, and any resale of any such shares of Common Stock, may only be effected in compliance with applicable state and federal laws and regulations, including the Securities Act of 1933, as amended (the “Securities Act”);

(b) By acceptance of the Option, he agrees to defend, indemnify and hold the Company harmless from and against loss or liability arising from the transfer of the Option or any Common Stock issued pursuant thereto or any interest therein in violation of the provisions of the Securities Act or of this Option Agreement;

(c) He agrees that prior to any exercise of the Option, he will seek access to all information relating to the merits and risks of acquiring Common Stock necessary to make an informed decision;

(d) He is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until he becomes a shareholder of record;

(e) The shares of Common Stock subject hereto may be adjusted in the event of certain organic changes in the capital structure of the Company or for any other reason permitted by the Plan; and

(f) This Agreement does not constitute an employment agreement nor does it entitle Optionee to any specific employment or to employment for a period of time, and Optionee’s continued employment, if any, with the Company shall be at will and is subject to termination in accordance with the Company’s prevailing policies and any other agreement between Optionee and the Company.

13.    Professional Advice.    The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Common Stock.

14.    Notices.    Any notice required or permitted to be made or given hereunder shall be hand delivered or mailed by certified or registered mail to the Company’s address set forth below, or to the Optionee’s address on file at the Company’s Stock Administration department or as changed from time to time by written notice to the other.

Notices shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, (ii) five days after the date of postmark by the United States Postal Service or its successor or (iii) posting on the service provider’s stock option website.

Company:	Expeditors International of Washington, Inc.
Attention: Stock Administration
1015 Third Avenue, 12th Floor
Seattle, Washington 98104

15.    Agreement Subject to Plan.    This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy will be made available upon request. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. This Agreement and the Plan set forth the entire understanding between the Company and the Optionee with respect to the Option and shall be construed and enforced under the laws of the State of Washington.

Dated as of the — day of —, 2011.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By
Chairman and C.E.O.

MR A SAMPLE

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Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Expeditors International of Washington, Inc. Shareholder Meeting to be Held on Wednesday, May 4, 2011

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/expd

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/expd to view the materials. Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 21, 2011 to facilitate timely delivery.

C O Y

01ASEC

Shareholder Meeting Notice

Expeditors International of Washington, Inc. Annual Meeting of Shareholders will be held at our

Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, at 2:00 pm (pdt) on Wednesday, May 4, 2011.

The Board of Directors recommends that you vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and every 1 YEAR for Proposal 3.

1. To elect eight (8) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified;

2. To approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers.

3. To conduct a non-binding vote on the frequency of a non-binding vote on compensation of the Company’s Named Executive Officers.

4. To approve and ratify the adoption of the 2011 Stock Option Plan.

5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Directors up for election:

1. Mark A. Emmert

2. R. Jordan Gates

3. Dan P. Kourkoumelis

4. Michael J. Malone

5. John W. Meisenbach

6. Peter J. Rose

7. James L.K. Wang

8. Robert R. Wright

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/expd. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials Expeditors International of Washington, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 21, 2011.

01ASEC

Expeditors®

IMPORTANT ANNUAL MEETING INFORMATION 000004 C123456789

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2011.

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/expd

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A The Board recommends a vote FOR all nominees, FOR Proposals 2, 4 and 5 and every 1 YEAR for Proposal 3.

1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain

01 - Mark A. Emmert * 02 - R. Jordan Gates * 03 - Dan P. Kourkoumelis *

04 - Michael J. Malone * 05 - John W. Meisenbach * 06 - Peter J. Rose *

07 - James L.K. Wang * 08 - Robert R. Wright ** Each to serve until the next annual meeting of shareholders and until a successor is elected and qualified.

For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain

2. To approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers.

3. To conduct a non-binding vote on the frequency of a non-binding vote on compensation of the Company’s Named Executive Officers. For Against Abstain

4. To approve and ratify the adoption of the 2011 Stock Option Plan.

5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

6. To transact other such business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 1 2 0 4 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01AORE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Expeditors International

Notice of 2011 Annual Meeting of Shareholders

1015 Third Avenue, Seattle, WA 98104

Proxy Solicited by Board of Directors for Annual Meeting –

Wednesday, May 4, 2011

Bradley S. Powell, Charles J. Lynch and Amy J. Tangeman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Expeditors International to be held on Wednesday, May 4, 2011 at 2:00 p.m. at the Company’s Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 4 and 5 and every 1 YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 04, 2011

EXPEDITORS INT’L OF WASHINGTON, INC.

Meeting Information

Meeting Type: Annual Meeting

For holders as of: March 07, 2011

Date: May 04, 2011 Time: 2:00 PM PDT Location: 1015 Third Avenue Seattle, Washington 98104

B A R C O D E

BROKER LOGO

HERE

Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

1

15 12 OF

2

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 20, 2011 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

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Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

Nominees

1A Mark A. Emmert

1B R. Jordan Gates

1C Dan P. Kourkoumelis

1D Michael J. Malone

1E John W. Meisenbach

1F Peter J. Rose

1G James L.K. Wang

1H Robert R. Wright

The Board of Directors recommends you vote FOR the following proposal(s):

2	To Approve, on a Non-binding Basis, the Compensation of the Company’s Named Executive Officers

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3 To Conduct a Non-binding Vote on the Frequency of a Non-binding Vote on Compensation of the Company’s Named Executive Officers

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The Board of Directors recommends you vote FOR the following proposal(s):

4	To Approve and Ratify the Adoption of the 2011 Stock Option Plan

5 To Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2011

0000 0000 0000

B A R C O D E

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Voting items Continued

Reserved for Broadridge Internal Control Information

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS

AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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